Exhibit 5.1

August 12, 2024

Orchestra BioMed Holdings, Inc.

150 Union Square Drive

New Hope, Pennsylvania 18938

Re:	Orchestra BioMed Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of up to $100,000,000 of shares (the “ATM Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that may be issued and sold from time to time pursuant to that certain Sales Agreement, dated as of August 12, 2024 (the “Sales Agreement”), by and between the Company and TD Securities (USA) LLC, as sales agent. The ATM Shares are covered by the Registration Statement on Form S-3 (File No. 333-279430) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on May 15, 2024, and declared effective on May 24, 2024 (the “Registration Statement”), including the base prospectus dated May 24, 2024 included therein (the “Base Prospectus”) as supplemented by the prospectus supplement dated August 12, 2024, filed with the Commission pursuant to Rule 424(b)(5) under the Act on August 12, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the ATM Shares.

As such counsel and for purposes of our opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Prospectus Supplement;

(iv)	the Sales Agreement;

(v)	the Company’s Certificate of Incorporation, certified as of August 9, 2024 by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company as presently in effect, certified by an officer of the Company as of the date hereof (together, the “Charter Documents”);

(vi)	resolutions adopted by the board of directors of the Company (the “Board”) of the Company, or a committee thereof, certified by an officer of the Company as of the date hereof (the “Resolutions”);

Orchestra BioMed Holdings, Inc.

August 12, 2024

(vii)	a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of August 9, 2024 (the “Good Standing Certificate”); and

(viii)	certificates of officers and representatives of the Company.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from that which was reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

We have further assumed that the Registration Statement and any amendments thereto will be effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the ATM Shares are offered and issued as contemplated by the Registration Statement and the Prospectus.

We have also assumed that (i) upon the issuance of any of the ATM Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law (the “DGCL”), and (iii) the issue and sale of the ATM Shares to be issued by the Company from time to time will be authorized and approved by the Board or a committee thereof established by the Board with the authority to issue and sell the ATM Shares pursuant to the Sales Agreement in accordance with the DGCL, the Charter Documents and the Resolutions (with such approvals referred to herein as the “Corporate Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, with respect to any ATM Shares to be offered by the Company pursuant to the Prospectus, upon the completion of all Corporate Proceedings relating to such ATM Shares, the issuance and sale of such ATM Shares will be duly authorized by all necessary corporate action of the Company and, when the ATM Shares have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the ATM Shares) in accordance with the Corporate Proceedings and as contemplated by the Sales Agreement and the Prospectus, such ATM Shares will be validly issued, fully paid and nonassessable.

Orchestra BioMed Holdings, Inc.

August 12, 2024

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the DGCL as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the ATM Shares as described in the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to a Current Report on Form 8-K of the Company for incorporation by reference in the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP